EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Mission West Properties, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, SEC Nos. 333-133335 and 333-52835-99, and Form S-8, SEC File Nos. 333-80369 and 333-123466 of Mission West Properties, Inc. of our reports dated March 16, 2011, relating to the consolidated financial statements, schedules and the effectiveness of Mission West Properties, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

\S\ Burr Pilger Mayer, Inc.

San Francisco, California
March 16, 2011